FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported): May 5, 1997




                CAROLINA INVESTMENT PARTNERS, LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


                                 North Carolina
                 (State or other jurisdiction of incorporation)


0-15571                                                               56-1494619
(Commission File Number)                       (IRS Employer Identification No.)


4000 Blue Ridge Road, Suite 100
Raleigh, North Carolina                                                    27612
(Address of principal executive offices)                              (Zip Code)


                                                  (919) 781-1700
              (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets

On April 20, 1995, the Registrant, Churchill & Banks, Ltd. ("Churchill & Banks"), and ADA Corporation of North Carolina ("ADA") executed an Agreement for the Purchase and Sale of Real Estate, which was amended as disclosed in prior filings (the "Agreement") for Churchill & Banks to purchase certain tracts of real property owned by the Registrant and ADA. The closing for the sale of one outparcel consisting of approximately .82 acres was held on May 5, 1997. The Registrant received approximately $231,596, after deducting fees and expenses, for the sale of such outparcel. In addition, the Registrant received interest in the amount of $11,054 and a property tax reimbursement in the amount of $967 in connection with the sale of the outparcel.


                                   SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CAROLINA INVESTMENT PARTNERS, LIMITED
                                          PARTNERSHIP


                                          By: WALSMITH ASSOCIATES TWO,
                                               General Partner


Date: May 13, 1997                        By:/s/ Alton L. Smith, III
                                               -----------------------
                                                 Alton L. Smith, III
                                                 General Partner and
                                                 Principal Financial Officer




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